UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ALTUS MIDSTREAM COMPANY

(Name of registrant as specified in its charter)

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2020 PROXY STATEMENT

ALTUS MIDSTREAM COMPANY

FROM OUR CHAIRMAN OF THE BOARD

Dear Fellow Stockholders,

You are cordially invited to attend the 2020 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (“Altus” or the “Company”). At the annual meeting, Altus stockholders will be asked to consider and vote on proposals to:

1. Elect the eleven directors named in the attached proxy statement;

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2020;

3. Approve the issuance of shares of Class A common stock, upon the potential exchange of certain preferred units issued by a subsidiary of the Company, in an aggregate amount equal to or exceeding 20% of our issued and outstanding Class A common stock; and

4. Transact any other business that may properly come before the meeting or any adjournment thereof.

Each of the proposals above is more fully described in the accompanying proxy statement, which each Altus stockholder is encouraged to review carefully.

This proxy statement is dated April [9], 2020 and is first being mailed to Altus stockholders on or about April [9], 2020.

Sincerely,

W. Mark Meyer
CHAIRMAN OF THE BOARD
Altus Midstream Company
April [9], 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

ALTUS MIDSTREAM COMPANY

Thursday, May 21, 2020,

10:00 a.m. Houston Time

One Post Oak Central,

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Notice is hereby given that the 2020 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (“Altus,” the “Company,” or “we”), will be held on Thursday, May 21, 2020, at 10:00 a.m. (Houston time), at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for the following purposes:

1.	Election of the eleven directors named in the attached proxy statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2020;

3.

Approval of the issuance of shares of the Company’s Class A common stock upon, the potential exchange of certain preferred units issued by a subsidiary of the Company, in an aggregate amount equal to or exceeding 20% of our issued and outstanding Class A common stock; and

4.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock as of the close of business on March 23, 2020, are entitled to notice of, and to vote at, the annual meeting. We will send this proxy statement on or about April [9], 2020.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote beginning on page 2 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors

Rajesh Sharma
CORPORATE SECRETARY
Altus Midstream Company
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
April [9], 2020

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 21, 2020:

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2019, are available free of charge on the Company’s website at

www.altusmidstream.com.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2020 annual meeting of stockholders of Altus Midstream Company, a Delaware corporation (“Altus,” the “Company,” “our,” “us,” or “we”). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the “Board”) starting on or about April [9], 2020.

PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

•	Proposal 1: Election of the eleven directors named in this proxy statement;

•	Proposal 2: Ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent auditor for fiscal year 2020;

•

Proposal 3: Approval of the issuance of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exchange of certain preferred units issued by a subsidiary of the Company, in an aggregate amount equal to or exceeding 20% of our issued and outstanding Class A Common Stock (the “Share Issuance Proposal”); and

•	Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

WHO IS PAYING THE SOLICITATION COST

The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.

WHO CAN VOTE

Only stockholders of record holding shares of the Company’s Class A Common Stock and stockholders of record holding shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A Common Stock, the “common stock”), at the close of business on the record date, March 23, 2020, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date.

As of February 29, 2020, there were 324,929,305 shares of Altus common stock issued and outstanding, including 74,929,305 shares of Class A Common Stock and 250,000,000 shares of Class C Common Stock. Holders of Altus common stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.

The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Altus stockholder at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

HOW TO VOTE

If your shares of Altus common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any of the “non-routine” matters described below. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is:

•	Proposal 2: Ratification of the appointment of EY as the Company’s independent auditor for fiscal year 2020.

All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

•	Proposal 1: Election of the eleven directors named in this proxy statement; and

•	Proposal 3: Approval of the Share Issuance Proposal.

If you hold shares of Altus common stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:

•	over the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; or

•	if you requested to receive printed proxy materials:

•	by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);

•	by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or

•	by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Altus and a unique “control number” for you.

Whichever method you use to transmit your instructions, your shares of Altus common stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

•	Proposal 1: FOR ALL NOMINEES for the election of directors;

•	Proposal 2: FOR the ratification of the appointment of EY as the Company’s independent auditor for fiscal year 2020;

•	Proposal 3: FOR the approval of the Share Issuance Proposal; and

•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

REVOKING A PROXY

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy.

QUORUM

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Altus common stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.

VOTES NEEDED

Election of Directors

The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon. This means that a director nominee will be elected if the nominee receives more FOR votes than any other nominee for the same director position. You may vote FOR ALL NOMINEES, you may WITHHOLD AUTHORITY FOR ALL NOMINEES, or you may vote FOR ALL EXCEPT one or more nominees. Only votes FOR the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes but not for purposes of the election of directors. Cumulative voting is not permitted in the election of directors.

Ratification of the Appointment of Independent Auditor

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for the ratification of the appointment of EY as the Company’s independent auditor. This means that the proposal will be approved only if the shares voted FOR the proposal exceed the number voted AGAINST the proposal. You may vote FOR or AGAINST the proposal or you may ABSTAIN. Votes cast FOR or AGAINST approval of this matter will be counted as shares entitled to vote on the matter. Broker non-votes will also be counted as shares entitled to vote on this matter. Abstentions will count for quorum purposes but will not count as shares entitled to vote on this matter.

Approval of the Share Issuance Proposal

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for approval of the Share Issuance Proposal. This means that the proposal will be approved only if the shares voted FOR the proposal exceed the number voted AGAINST the proposal. You may vote FOR or AGAINST the proposal or you may ABSTAIN. Only votes cast FOR or AGAINST approval of this matter will be counted as shares entitled to vote on the matter. Abstentions and broker non-votes will count for quorum purposes but will not count as shares entitled to vote on this matter.

Other Business

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for approval of any other business that may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted as shares entitled to vote on such matters. Abstentions and broker non-votes will count for quorum purposes but will not count as shares entitled to vote on such matters.

WHO COUNTS THE VOTES

Representatives of American Stock Transfer & Trust Company, LLC will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.

PROPOSAL 1. ELECTION OF DIRECTORS

General Information

Our second amended and restated certificate of incorporation provides that the number of directors serving on our Board shall be fixed from time to time by majority approval of our Board. Our Board has set the number of directors at eleven. The current terms of directors W. Mark Meyer, Mark Borer, Clay Bretches, Staci L. Burns, C. Doug Johnson, D. Mark Leland, Kevin S. McCarthy, Christopher J. Monk, Robert S. Purgason, Ben C. Rodgers, and Jon W. Sauer will expire at the annual meeting. As such, if each of the nominees named below is elected to our Board, there will be no vacancies on our Board following the annual meeting. Each director shall be elected for a one-year term and hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, or removal.

In connection with the closing of our initial business combination, on November 9, 2018, we entered into a stockholders agreement (the “Stockholders Agreement”) with Apache Midstream LLC (“Apache Midstream”) and Kayne Anderson Sponsor, LLC (“Kayne Anderson Sponsor”) to set forth certain corporate governance rights of Apache Midstream and Kayne Anderson Sponsor. Pursuant to the Stockholders Agreement, Kayne Anderson Sponsor is entitled to nominate two directors to our Board to serve until the earlier of the time that Kayne Anderson Sponsor and its affiliates own less than 1% of our outstanding voting common stock or the second anniversary of the date of the Stockholders Agreement and until their successors have been elected and qualified, subject, however, to each such director’s earlier death, resignation, retirement, disqualification, or removal. Additionally, under the Stockholders Agreement, Apache Midstream is entitled to nominate a certain number of directors to our Board based on its and its affiliates’ ownership of our outstanding voting common stock as follows:

Apache Midstream Ownership Threshold	Number of Directors
50% or more	7
40% or more but less than 50%	6
30% or more but less than 40%	5
20% or more but less than 30%	4
10% or more but less than 20%	3
5% or more but less than 10%	2
1% or more but less than 5%	1

For so long as Kayne Anderson Sponsor is entitled to nominate directors as provided above and Apache Midstream and its affiliates own 50% or more of our outstanding voting common stock, at least one of the directors nominated by Apache Midstream will be an “independent director” in accordance with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”). Further, we have agreed to include at least one director nominated by Apache Midstream on each committee of our Board, unless such inclusion would violate applicable securities laws or stock exchange or stock market rules.

Pursuant to the Stockholders Agreement, Apache Midstream may nominate six non-independent directors and one independent director for election at the annual meeting, and it has nominated each of Mr. Meyer, Mr. Bretches, Ms. Burns, Mr. Johnson, Mr. Monk, Mr. Rodgers, and Mr. Sauer. Pursuant to the Stockholders Agreement and certain conditions, Kayne Anderson Sponsor may nominate two directors for election at the annual meeting, and it has nominated each of Mr. McCarthy and Mr. Purgason. In addition, our Board has nominated each of Mr. Borer and Mr. Leland for election at the annual meeting.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than eleven nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS.

Nominees for Election as Directors

Biographical information as of April [9], 2020, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below.

W. MARK MEYER, 57

Mr. Meyer has served as the Chairman of our Board and as Senior Vice President, Energy Technology, Data Analytics & Commercial Intelligence since November 9, 2018, immediately following consummation of our initial business combination. Mr. Meyer has also overseen Energy Technology, Data Analytics & Commercial Intelligence for Apache Corporation (“Apache”) since September 2018, having previously overseen Energy Technology Strategies for Apache since March 2018. In the three years prior to joining Apache in 2018, he was Managing Director and, most recently, head of securities and research with Tudor, Pickering, Holt & Co., a Houston-based, energy-focused investment and merchant bank.

From 2005 to 2015, Mr. Meyer managed a variety of energy portfolios for institutional clients, most notably as president of RR Advisors, LLC from 2007 to 2015 where he was co-founder of its upstream-oriented public and private equity strategies. From 1999 to 2005, he was the lead equity research analyst at Simmons & Company International and Goldman Sachs. Prior to his equity research and institutional investing career, Mr. Meyer served from 1985 to 1999 in a variety of management consulting and oil and gas industry managerial, technical, and operational roles, both domestically and internationally with AT Kearney, Union Texas Petroleum, Exxon, and Chevron.

Mr. Meyer is well qualified to serve on our Board due to his energy finance and investment experience.

MARK BORER, 65

Mr. Borer has served as an independent member of our Board since June 2017. He has extensive experience in the energy industry, spanning the areas of natural gas supply, gas storage, gathering and processing, natural gas and natural gas liquids pipelines, wholesale marketing and trading, corporate risk management, M&A activities, operations, and capital markets. From 2006 to 2012, Mr. Borer served as President and CEO of DCP Midstream Partners, LP, a publicly-traded master limited partnership involved in the gathering, processing, transportation, storage, and marketing of natural gas and natural gas liquids.

Prior to serving as President and CEO of DCP Midstream Partners, Mr. Borer held various executive positions with DCP Midstream, LLC and its predecessor companies from 1999 to 2006. Mr. Borer has served on the board of directors of Spire Inc. (NYSE: SR), a publicly-traded natural gas utility holding company, since 2014. He previously served as a director of publicly-traded companies TEPPCO Partners from 2000 to 2005 and DCP Midstream Partners from 2006 to 2012. Mr. Borer has also served on industry boards including the Texas Pipeline Association and the Colorado Oil and Gas Association.

Mr. Borer’s service as a CEO and on multiple boards of directors of publicly-traded energy companies provides him with experience in the financial and operational risks of an energy company. This experience assists our Board as it evaluates the Company’s financial and operational risks and strategy. He is well qualified to serve on our Board due to this extensive experience in the midstream energy industry.

CLAY BRETCHES, 55

Mr. Bretches has served as our Chief Executive Officer and President and a member of our Board since January 16, 2019. Mr. Bretches has also served as Executive Vice President, Operations of Apache since January 2020, having previously been appointed Senior Vice President – U.S. Midstream Operations of Apache in January 2019. He previously served as President & CEO and a member of the board of directors of Sendero Midstream Partners, LP, an Energy Capital Partners backed midstream company, from March 15, 2014 until January 15, 2019. He has spent his career gaining a broad base of experience in all sectors of energy, including upstream, midstream, and marketing.

Prior to joining Sendero, Mr. Bretches worked at Anadarko Petroleum Corporation from November 2000 to March 2014 and held various executive management positions, including leadership of Anadarko’s global crude oil, natural gas, and natural gas liquids marketing organization and the Exploration and Production Services division that provided centralized commercial, technical, and logistical support to all of Anadarko’s worldwide operations. Prior to joining Anadarko, Mr. Bretches led the crude oil marketing and midstream operations for Vastar Resources, Inc. He started his energy career at Arco Oil and Gas Company as an engineer, working on various drilling, completion, and reservoir engineering projects in West Texas and Mid-Continent areas of operation. He serves on the Advisory Council of the Electric Power Research Institute and is the past board of directors president of the Juvenile Diabetes Research Foundation – Gulf Coast Chapter. Mr. Bretches received a Bachelor of Science in petroleum engineering from Texas A&M University and an MBA from The University of Texas at Austin.

Mr. Bretches is well qualified to serve on our Board due to his background as an experienced energy executive.

STACI L. BURNS, 52

Ms. Burns has served as a member of our Board since November 9, 2018, immediately following consummation of our initial business combination. Ms. Burns has also served as Assistant Controller of Revenue, Marketing, Midstream & A&D Accounting of Apache since 2018. Ms. Burns joined Apache in 2004, earning positions of increasing responsibility including Revenue Manager in 2004, Revenue, Compliance & Owner Relations Manager in 2007, and Director U.S. Revenue and Marketing Accounting in 2011.

Prior to joining Apache, Ms. Burns was Finance Manager of US Operations at Perenco (formerly CMS) from 1998 to 2004 and Revenue Supervisor at Sonat Exploration from 1995 to 1998, both independent oil and gas production and exploration companies. Ms. Burns served as Treasurer for three years on the board of directors of The Beacon, a non-profit organization serving the Houston homeless.

Ms. Burns is well qualified to serve on our Board due to her energy finance experience.

C. DOUG JOHNSON, 60

Mr. Johnson has served as an independent member of our Board since November 9, 2018, immediately following consummation of our initial business combination, and has served as a director of Gulfport Energy Corporation since September 2015. Since August 1981, Mr. Johnson served in various roles at Phillips 66 and its predecessors Phillips Petroleum Co. and ConocoPhillips Company, which was formed by the merger of Philips Petroleum Co. and Conoco Inc. in 2002. Mr. Johnson most recently served as Vice President, Controller and Principal Accounting Officer of Phillips 66, a publicly-traded company engaged in midstream, chemicals, and refining, from April 2012 until his retirement on December 31, 2014.

During the same period, he also served as Vice President, Controller and Principal Accounting Officer of Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP, a publicly-traded pipeline subsidiary of Phillips 66. From June 2010 until April 2012, Mr. Johnson served as General Manager, Upstream Finance, Strategy and Planning at ConocoPhillips. Prior to that, Mr. Johnson’s tenure at ConocoPhillips included his service as General Manager, Downstream Finance from 2008 to 2010 and General Manager, Upstream Finance from 2005 to 2008. Mr. Johnson also served on the board of Chevron Phillips Chemical Company LLC, a joint venture of Phillips 66 Partners LP and Chevron Corp., and its audit committee, where he was co-Chairman, from April 2012 until December 2014.

Mr. Johnson is well qualified to serve on our Board due to his extensive financial and accounting background, with over 38 years of service in the oil and natural gas industry.

D. MARK LELAND, 58

Mr. Leland has served as an independent member of our Board since March 2017. He has served on the board of directors of PotlatchDeltic Corporation since 2016 and served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation (NYSE: ETRN), a publicly-traded natural gas gathering, transmission, and storage company, since January 2020. He served on the board of directors for the general partner of Rice Midstream Partners LP from 2014 until its merger with EQM Midstream Partners, LP in July 2018, including serving as Chairman of the audit committee and a member of the conflicts committee. Previously, Mr. Leland served as Executive Vice President and CFO of El Paso Corporation, a natural gas-focused pipeline and production company, from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012.

He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P., a crude oil and petroleum products storage provider, from 2012 until 2015 and on the board of directors of KiOR, Inc., a renewable fuels company, from 2013 until 2015.

Mr. Leland is well qualified to serve on our Board due to his extensive operational and financial experience in the midstream energy industry and his experience on the boards of directors of numerous publicly-traded energy companies.

KEVIN S. MCCARTHY, 60

Mr. McCarthy has served as a member of our Board since March 2017. He previously served as our Chairman from March 2017 until November 2018 and as our Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy joined Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”) in July 2004. From July 2004 through July 2019, he was a Managing Partner for the adviser to the firm’s four publicly-traded, closed-end funds (which merged into two funds in August 2018) and was responsible for private MLP investments. He has served as Chairman of the closed-end funds since July 2004 and served as Chief Executive Officer of the closed-end funds from July 2004 until July 2019. Since January 2019, he has also served as Vice Chairman of Kayne Anderson.

In addition to his directorships at Kayne Anderson funds, he served on the board of directors of Range Resources Corporation (NYSE: RRC), a domestic upstream company, from 2005 until June 2018, ONEOK, Inc. (NYSE: OKE), a domestic midstream company, from December 2015 until May 2017, and has held directorships at a number of other public and private companies in the energy industry. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC, or UBS. In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the energy industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated.

Mr. McCarthy is well qualified to serve as a member of our Board due to his energy finance and investment experience.

CHRISTOPHER J. MONK, 34

Mr. Monk has served as a member of our Board since December 2019. Mr. Monk has also served as Director, Market Strategies of Apache since August 2019. Mr. Monk joined Apache as Manager, Energy Fundamentals in 2018. Prior to joining Apache, Mr. Monk served as Portfolio Manager at Hudson Ridge Asset Management (“Hudson Ridge”), an energy investment manager, where he was responsible for trading and research in the natural gas market. Before joining Hudson Ridge in 2013, Mr. Monk held a variety of roles between 2007 and 2012 in ConocoPhillips’ Commercial Supply and Trading group.

Mr. Monk is well qualified to serve on our Board due to his experience with the macro economics of the energy industry.

ROBERT S. PURGASON, 64

Mr. Purgason has served as a member of our Board since November 9, 2018, immediately following consummation of our initial business combination, and previously served as our Chief Executive Officer from February 2017 until November 9, 2018. From February 2017 until December 2018, he also served as Senior Managing Director of Kayne Anderson. Mr. Purgason has over 40 years of experience in the energy industry and most recently served as Senior Vice President, Access at The Williams Companies, Inc. until January 2017, responsible for the Central Operation Area and Operational Excellence for the entire enterprise. Mr. Purgason also held other roles at The Williams Companies, Inc. and its affiliates from 2015 to January 2017.

He has operational and commercial knowledge of midstream companies and served as COO of Chesapeake Midstream Partners, L.L.C. (subsequently named Access Midstream Partners, LP) from 2009 to 2015, and also served as COO of Crosstex Energy, L.P. (subsequently named EnLink Midstream LLC) from 2006 to 2009. From 2004 to 2006, he served as Senior Vice President of the Treating Division at Crosstex Energy, L.P. Prior to joining Crosstex, he spent 18 years at The Williams Companies, Inc. and its affiliates in various senior-level positions in natural gas liquids, gas marketing, mergers and acquisitions, and major project development. He has served on the board of directors and is the past Chairman of the Texas Pipeline Association, the Board of Visitors Dean’s Advisory Council for the College of Engineering at The University of Oklahoma, the Advisory Board for the Chemical, Biological & Materials Engineering School at The University of Oklahoma, and past Program Chair and Director of GPA Midstream Association, where he authored numerous technical and marketing papers. He is currently a member of the Dallas Wildcat Committee and the National Association of Corporate Directors. Since 2014, Mr. Purgason has served on the board of L.B. Foster Company (Nasdaq: FSTR), a manufacturing company specializing in rail, construction, and energy related products.

Mr. Purgason is well qualified to serve as a member of our Board due to his extensive experience in the energy industry.

BEN C. RODGERS, 40

Mr. Rodgers has served as our Chief Financial Officer and Treasurer and a member of our Board since November 9, 2018, immediately following consummation of our initial business combination. Mr. Rodgers also has served as Senior Vice President and Treasurer of Apache since January 2020, overseeing treasury, midstream and marketing, and market strategies, having previously served as Vice President and Treasurer since May 2018. Prior to joining Apache, Mr. Rodgers served as Senior Vice President of EIG Global Energy Partners and led an investment team focusing on originating and managing oil and gas debt and equity investments in North America from 2016 until 2018.

Before that, he was with Concho Resources serving in a variety of leadership roles including Vice President of Commodities and Midstream and Vice President and Treasurer from 2012 until 2016. From 2008 until 2012, he also held the role of Vice President, Syndicated and Leveraged Finance, in the Investment Banking Division of J.P. Morgan Securities. Before that, he was senior consultant in the Advisory Services group at Ernst & Young from 2002 until 2007. Mr. Rodgers received a bachelor’s degree in finance from Texas A&M University and an MBA in finance from The University of Texas at Austin.

Mr. Rodgers is well qualified to serve as a member of our Board due to his operations, finance, and investment experience in the energy industry.

JON W. SAUER, 59

Mr. Sauer has served as a member of our Board and as Senior Vice President since November 9, 2018, immediately following consummation of our initial business combination. Mr. Sauer has also held roles of increasing responsibility in the Tax department of Apache since August 1992, most recently as the head of the Tax department. Prior to joining Apache, Mr. Sauer was a tax manager with Swift Energy Company, an independent oil and gas exploration and production company, from 1989 to 1992 and a manager in the tax practice of Arthur Andersen & Co., an independent public accounting firm, from 1983 to 1989.

Mr. Sauer is a certified public accountant and a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. He is past Chairman of the American Exploration & Production Council (formerly Domestic Petroleum Council) tax committee, and he serves on the tax committee of the American Petroleum Institute.

Mr. Sauer is well qualified to serve on our Board due to his energy and finance experience.

Director Independence

Apache Midstream beneficially owns a majority of our outstanding voting common stock. As a result, we qualify as a “controlled company” within the meaning set forth in the Nasdaq listing rules and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that our Board consist of a majority of independent directors and that our compensation committee and nominating and governance committee (if such a committee is established) be composed entirely of independent directors. We have elected to utilize these exemptions, and as a result, our Board is not comprised of a majority of independent directors, and we have individuals serving on our Compensation Committee (as defined below) that are not considered independent under the Nasdaq listing rules and the rules and regulations of the SEC. These independence requirements will not apply to us as long as we remain a controlled company.

Our Board has determined that Messrs. Borer, Leland, and Johnson are independent within the meaning of Nasdaq Rule 5605(a)(2).

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and the corporate secretary will forward such communications to the independent directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Company’s leadership structure currently separates the roles of Board Chairman and Chief Executive Officer. Our Board believes this leadership structure allows the Chief Executive Officer to focus on operating and managing the Company and leverages the experience provided by the Board Chairman. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, and will make changes as appropriate.

Board Role in Risk Oversight

The goal of the Company’s risk management process is to understand and manage risk; management is responsible for identifying and managing the risks, while directors provide oversight to management in this process. Our Audit Committee, as further described below, is primarily responsible for overseeing the Company’s financial risk management processes on behalf of the Board. The Audit Committee charter provides that the Audit Committee should review, assess, and discuss with management (and, if appropriate, the independent auditor) major financial risk exposures and the manner in which such risks are being monitored and controlled. In addition, the Audit Committee reports to the Board with respect to the committee’s activities, and based on the information provided by the committee, the Board also considers the Company’s entire risk profile.

The Audit Committee and the Board endeavor to ensure that the risks undertaken are consistent with the Board’s tolerance for risk. While the Board is responsible for setting, monitoring, and maintaining the Company’s risk management processes, the Company’s executive officers and members of our management team are responsible for implementing and overseeing our day-to-day risk management. Additionally, the Company’s management participate in Apache’s Corporate Risk Management Committee. The Corporate Risk Management Committee monitors and manages risks and is tasked with, among other things, ensuring sound policies, procedures, and practices are in place to address corporate-wide management of risks, including those of its controlled subsidiaries, such as the Company. The Company believes that this division of responsibility is the most effective way to monitor and control risk.

In addition to the oversight provided by our full Board, Audit Committee, executive officers, and the members of our management team, our independent directors hold regularly-scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which we monitor the Company’s risk exposure and processes regarding risk management.

Standing Committees and Meetings of the Board

Our Board has an Audit Committee, a Conflicts Committee, and a Compensation Committee. Actions taken by these committees are reported to our Board at the next regularly scheduled Board meeting. During 2019, each of the Company’s continuing directors attended or participated in at least 75 percent of all meetings of our Board and the committees of which he or she was a member that were held following the date of his or her appointment. All then-current directors attended the Company’s 2019 annual meeting of stockholders held on May 30, 2019.

Name	Board	Audit	Conflicts	Compensation
W. Mark Meyer
Mark Borer
Clay Bretches
Staci L. Burns
C. Doug Johnson
D. Mark Leland
Kevin S. McCarthy
Christopher J. Monk
Robert S. Purgason
Ben C. Rodgers
Jon W. Sauer

No. of Meetings in 2019	9	9	6	4

Chairman of the Board

Committee Chairman

Audit Committee

We have established an Audit Committee of our Board. Messrs. Borer, Johnson, and Leland are members of our Audit Committee, with Mr. Johnson serving as chair. Under the Nasdaq listing rules and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Messrs. Borer, Johnson, and Leland meet the independent director standard under Nasdaq listing rules and under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Johnson qualifies as a financial expert, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

We have adopted an Audit Committee charter, which provides that the principal function of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements, including:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•

the qualifications, performance, and independence of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services;

•	the performance of our internal audit function;

•	the preparation of the Audit Committee report required by the SEC, as included in this proxy statement; and

•	the fulfillment of the other responsibilities set out in the charter.

As described more fully in Board Role in Risk Oversight above, the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which our senior management and our relevant departments assess and manage our exposure to risk. In addition, the Audit Committee oversees our major financial risk exposures and the steps management has taken to monitor and control such exposures.

Compensation Committee

We have established a Compensation Committee of our Board. The Nasdaq corporate governance requirement that listed companies have a compensation committee composed entirely of independent directors will not apply to us as long as we remain a controlled company. As such, Messrs. Meyer, Purgason, and Sauer serve as members of our Compensation Committee, with Mr. Sauer serving as chair.

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation

Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.

Conflicts Committee

We have established a Conflicts Committee of our Board. Messrs. Borer, Johnson, and Leland serve as members of our Conflicts Committee, with Mr. Leland serving as chair. The primary purpose of the Conflicts Committee is to resolve potential conflicts of interest in connection with certain related-party transactions between the Company or any of its subsidiaries, on the one hand, and Apache or any of its subsidiaries other than the Company and its subsidiaries, on the other hand. In accordance with the related-party transaction policy adopted by our Board on the consummation of our initial business combination, our management team is required to present the following transactions to the Conflicts Committee for review and approval:

•

related-party transactions that are not pre-approved under the related-party transaction policy and involve an aggregate amount paid to or by the Company or its subsidiaries of more than $20 million over the life of the transaction or more than $5 million per calendar year (a “Material Amount”);

•

any amendment of, or waiver of any right or remedy under, certain agreements involving the Company, the Company’s subsidiaries, Apache, Apache’s subsidiaries, or certain third parties by the Company or its subsidiaries or any related party acting on behalf of such persons (as opposed to a related party acting on its own behalf), which amendment or waiver involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole;

•

the enforcement, or the failure to enforce, by the Company or its subsidiaries or a related party acting on behalf of the Company or its subsidiaries (as opposed to a related party acting on its own behalf) of any rights or remedies of the Company or its subsidiaries against a related party under any of the agreements described in the immediately preceding bullet that involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole; provided that budgeting, contracting, and other operational matters under any such agreements will not be subject to the provisions of this bullet and the immediately preceding bullet; and

•

the entry into any gas processing agreement or gas gathering agreement between the Company or any of its subsidiaries and any person other than a related party, or the amendment of any such agreement, that causes a related party to have a right to cause certain amendments to our gas processing agreement or gas gathering agreement with Apache, the effect of which would involve a reduction in the amounts payable by such related party to the Company or its subsidiaries under such gas processing agreement or gas gathering agreement, respectively, by a Material Amount.

Agreements entered into in connection with the initial business combination have not been and will not be subject to the review and approval of the Conflicts Committee. In addition, except as provided above, the exercise or waiver of any rights or remedies by the applicable related party (acting on its own behalf and/or acting on behalf of us or our subsidiaries) under any agreement entered into in connection with the initial business combination, including with respect to budgets, contracting, and/or other operational matters, are deemed to be pre-approved transactions under the related party transactions policy.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq listing rules, a majority of the independent directors may recommend a director nominee for selection by the Board. Our Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board also will consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders, or, if applicable, a special meeting of stockholders. Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Committee Charters

You can access electronic copies of the charters of the Audit Committee and Compensation Committee of the Board, each as amended from time to time, on the Company’s website, www.altusmidstream.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and Nasdaq corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Meyer, Purgason, and Sauer served on the Compensation Committee of the Company’s Board.

No executive officer of the Company serves, or in the past year has served, as a member of the compensation (or similar) committee or on the board of directors of another entity, one of whose executive officers served on the Company’s Compensation Committee or as a member of the Company’s Board. During fiscal year 2019, Messrs. Meyer and Sauer served as officers of the Company, as more fully described in their respective biographical information in the Nominees for Election as Directors section. During fiscal year 2019, no member of the Compensation Committee had any business relationship or conducted any business with the Company other than as an officer or director of the Company.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act.

[The audit committee report below is in draft form and will be finalized in the definitive proxy statement.]

[The Audit Committee is operated under a charter that specifies the scope of the Committee’s responsibilities. The charter, which is reviewed annually and available on the Company’s website, www.altusmidstream.com, was last amended and restated effective February 11, 2020.

The Board has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations, including standards of the Nasdaq and Rule 10A-3 of the Exchange Act.

The Company’s management has the primary responsibility for preparing the Company’s financial statements, managing the accounting and financial reporting processes, devising and maintaining the systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”), is responsible for the audit of the consolidated financial statements. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups (JOBS) Act and is therefore exempt from the independent auditor attestation requirement in the assessment of the Company’s internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. As a result, the independent auditor did not issue a report on the Company’s internal controls over financial reporting for the year ended December 31, 2019. The Committee’s responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee held nine meetings during fiscal year 2019, including four in-person meetings. The Audit Committee also held three meetings, including one in person, in early 2020 pertinent to the fiscal year 2019 audit procedures. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. Meeting agendas are set based upon the Audit Committee charter and also include suggested topics from Committee members and/or other relevant topics. At some of the in-person Audit Committee meetings, the Committee met with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting.

The Committee is responsible for oversight of the qualifications, independence, and performance of the Company’s independent auditor and annually determines whether to retain the Company’s current independent auditor or retain another auditor. In doing so, the Audit Committee also considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor, which includes consideration of the advisability and potential impact of selecting a different independent auditor.

In its determination to retain the current independent auditor in 2019, the Audit Committee took into consideration a number of factors, including the historical and recent performance of the independent auditor and lead partner, its knowledge of the Company’s operations and industry, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports, and independence. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, in both fact and appearance.

The Audit Committee discussed with the Company’s internal auditors and the independent auditor the overall scope and plans for their respective audits. In addition, the Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the written disclosures and the letter received from the firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee also reviewed and discussed together with management, the internal auditors, and the independent auditor the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), including the clarity of disclosures in the financial statements, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the Company’s internal auditors’ audit of the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2019 Annual Report, filed by the Company with the SEC.

[Date]	Members of the Audit Committee
C. Doug Johnson, Chairman
Mark Borer
D. Mark Leland]

Securities Ownership and Principal Holders

The following table sets forth, as of February 29, 2020, the beneficial ownership of the Company’s common stock, of (i) each director or nominee for director of the Company, (ii) the Company’s named executive officers for fiscal year 2019, as defined herein, and (iii) all directors and executive officers of the Company as a group. The table also presents such persons’ beneficial ownership of shares of Apache’s common stock owned of record or beneficially owned as of the date specified above. Apache, including through one or more subsidiaries, owns an approximately 79% of Altus’ outstanding common stock. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership in Altus (2)		Percent of Class	Amount and Nature of Beneficial Ownership in Apache (2)		Percent of Class
Mark Borer	132,794	(4)	*	—		*
Clay Bretches	160,000		*	5,206		*
Staci L. Burns	2,500		*	13,026	(6)(7)	*
Brian W. Freed (3)	176,510	(4)(5)	*	—		*
Rebecca A. Hoyt	5,000		*	159,419	(6)(7)(8)(9)	*
C. Doug Johnson	—		*	—		*
P. Anthony Lannie	—		*	346,160	(6)(7)(8)	*
D. Mark Leland	132,794	(4)	*	—		*
Kevin S. McCarthy	993,822	(4)	*	—		*
W. Mark Meyer	7,500		*	24,712	(6)(7)(8)	*
Christopher J. Monk	—		*	230		*
Robert S. Purgason	1,016,114	(4)	*	—		*
Ben C. Rodgers	5,000		*	1,535		*
Jon W. Sauer	15,000		*	159,829	(6)(7)(8)(9)	*
All directors, nominees, and executive officers as a group (including the above named persons)	2,647,034		*	710,117		*

*	Represents less than one percent of outstanding shares of common stock.
(1)	Unless otherwise noted, the business address of each of the directors and executive officers in this table is One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.
(2)

All ownership is sole and direct unless otherwise noted. Inclusion of any common stock not owned directly shall not be construed as an admission of beneficial ownership. Each fractional share has been rounded to the nearest whole share.

(3)	On January 15, 2019, Mr. Freed resigned as Chief Executive Officer and President of the Company and as a member of the Company’s Board.
(4)

Includes the following shares of Class A Common Stock issuable upon exercise of warrants: Mr. Borer – 56,824; Mr. Freed – 100,000; Mr. Leland – 56,824; Mr. McCarthy – 388,889; Mr. Purgason – 497,210; and all executive officers as a group – 0.

(5)	Includes 10 shares of Class A Common Stock held by one or more of Mr. Freed’s children.
(6)

Includes the following shares of Apache common stock issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Ms. Burns – 8,153; Ms. Hoyt – 55,925; Mr. Lannie – 144,624; Mr. Meyer 14,978; Mr. Sauer – 45,956; and all executive officers as a group – 269,636.

(7)

Includes the following shares of Apache common stock held by the trustee of Apache’s 401(k) Savings Plan and/or Non-Qualified Retirement/Savings Plan: Ms. Burns – 558; Ms. Hoyt – 13,825; Mr. Lannie – 32,323; Mr. Meyer – 2,000; Mr. Sauer – 4,755; and all executive officers as a group – 53,460.

(8)

Includes the following Apache stock-settled restricted stock units granted under Apache’s 2011 Omnibus Equity Compensation Plan and the 2016 Omnibus Compensation Plan that will vest within 60 days or are held by retirement-eligible officers: Ms. Hoyt – 26,979; Mr. Lannie – 46,821; Mr. Meyer – 4,815; Mr. Sauer – 18,303; and all executive officers as a group – 96,918.

(9)	Includes the following Apache common stock equivalents held through Apache’s Deferred Delivery Plan: Ms. Hoyt – 3,591; Mr. Sauer – 39,898; and all executive officers as a group – 43,489.

The following table sets forth the only persons known to the Company to be the owners of more than five percent (5%) of the outstanding shares of the Company’s common stock as of February 29, 2020, based on the information available as of March 4, 2020, according to reports filed with the SEC:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock, Class C Common Stock, and Warrants	Apache Midstream LLC (1) 2000 Post Oak Blvd., Suite 100 Houston, TX 77056	260,495,168	(1)	79.4

Class A Common Stock	SMALLCAP World Fund, Inc. 6455 Irvine Center Drive Irvine, CA 92618	9,082,000	(2)	12.1

Class A Common Stock	Hotchkis and Wiley Capital Management, LLC 601 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	8,191,290	(3)	10.9

Class A Common Stock	HITE Hedge Asset Management LLC 300 Crown Colony Drive, Suite 108 Quincy, MA 02169	6,497,806	(4)	8.7

Warrants	Highbridge MSF International Ltd. 277 Park Avenue, 23rd Floor New York, NY 10172	6,885,166	(5)	8.4

Class A Common Stock and Warrants	Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067	6,859,367	(6)	7.3

Class A Common Stock	The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	4,016,671	(7)	5.4

Class A Common Stock	Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, AZ 85756	3,818,700	(8)	5.1

(1)

Based on the Schedule 13D/A filed by Apache on March 11, 2019 and includes (i) 7,313,028 shares of Class A Common Stock, (ii) warrants exercisable for 3,182,140 shares of Class A Common Stock, and (iii) 250,000,000 shares of Class C Common Stock. Apache Midstream is the record holder of the shares reported herein. Apache is the sole member of Apache Midstream and has voting and investment discretion with respect to the voting common stock held of record by Apache Midstream.

(2)	Based on the Schedule 13G/A filed by SMALLCAP World Fund, Inc. on February 14, 2019.
(3)

Based on the Schedule 13G/A filed by Hotchkis and Wiley Capital Management, LLC (“HWCM”) on February 13, 2020. HWCM has the sole power to vote or to direct the vote of 6,749,390 shares and has the sole power to dispose or direct the disposition of 8,191,290 shares.

(4)

Based on the Schedule 13G filed by HITE Hedge Asset Management LLC (“HITE Management”) on February 13, 2020 and includes (i) 6,497,806 shares of Class A Common Stock held by HITE Management, (ii) 6,497,806 shares of Class A Common Stock held by James M. Jampel, (iii) 634,435 shares of Class A Common Stock held by HITE Hedge LP, (iv) 313,259 shares of Class A Common Stock held by HITE MLP

LP, (v) 685,266 shares of Class A Common Stock held by HITE Hedge QP LP, (vi) 271,313 shares of Class A Common Stock held by HITE MLP Advantage LP, (vii) 213,849 shares of Class A Common Stock held by HITE Energy LP, and (viii) 4,379,684 shares of Class A Common Stock held by HITE Hedge Offshore Ltd. (collectively, the “HITE Direct Holders”). HITE Management is the investment adviser for each of the HITE Direct Holders, for which Mr. Jampel is the managing member. Mr. Jampel disclaims beneficial ownership over any securities owned by the HITE Direct Holders.
(5)

Based on the Schedule 13G/A filed by Highbridge Capital Management, LLC on February 13, 2020. Highbridge MSF International Ltd. is the record holder of the warrants exercisable for shares of Class A Common Stock reported above. Highbridge Capital Management, LLC is the trading manager of Highbridge MSF International Ltd. and may be deemed to beneficially own the warrants held by Highbridge MSF International Ltd.

(6)

Based on the Schedule 13G/A filed by Kayne Anderson Capital Advisors, L.P. (“KACA”) on February 6, 2020 and includes (i) 5,737,347 shares of Class A Common Stock and (ii) warrants exercisable for 1,122,020 shares of Class A Common Stock. The shares of Class A Common Stock reported are owned by investment accounts (investment limited partnerships, registered investment companies and institutional accounts) managed, with discretion to purchase or sell securities, by KACA (or a controlled affiliate thereof), as a registered investment adviser. KACA is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of KACA. Mr. Kayne is also a limited partner of certain of the limited partnerships and a shareholder of certain of the registered investment companies. KACA disclaims beneficial ownership of the shares of Class A Common Stock reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the shares of Class A Common Stock reported, except those shares held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of KACA in the limited partnerships, and his ownership of common stock of the registered investment companies.

(7)

Based on the Schedule 13G filed by The Goldman Sachs Group, Inc. (“GS Group”) on February 6, 2020. GS Group is a parent holding company, and the shares of Class A Common Stock reported are owned, or may be deemed to be beneficially owned, by Goldman Sachs & Co. LLC (“Goldman”). Goldman is a subsidiary of GS Group.

(8)

Based on the Schedule 13G filed by Davis Selected Advisers, L.P. (“Davis”) on February 13, 2020. All shares of Class A Common Stock reported are owned legally by investment advisory clients of Davis, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and none are owned directly or indirectly by Davis.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. We believe that during the fiscal year ended December 31, 2019 there were no delinquent filers, except that Mr. Bretches filed one late Form 4 reporting an open market purchase of our Class A Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2019, relating to the Company’s equity compensation plans, under which grants of stock, stock options, restricted stock units, or other rights to acquire shares of Class A Common Stock may be granted from time to time.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by securities holders(1)	—	—	11,239,395	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	11,239,395

(1)	The Company’s 2019 Omnibus Compensation Plan (“2019 Plan”) is the only equity compensation plan approved by securities holders, which was approved by the Company’s stockholders on May 30, 2019.
(2)	Available for grant under the 2019 Plan.

Certain Business Relationships and Transactions

The Company’s Board has adopted a Code of Business Conduct, which was last revised in September 2019. The Code of Business Conduct prohibits conflicts of interest between any of our directors, officers, or employees and the Company. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. The Board reviews transactions to determine whether a transaction impairs the independence of a director and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.altusmidstream.com.

Midstream Service Agreements

Apache has been our primary and most significant customer since operations commenced in the second quarter of 2017, although we are pursuing additional third-party business, which could be accommodated by existing and planned capacity. We have contracted to provide gas gathering, compression, processing, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. Revenues under these contracts are 100 percent fee-based, resulting in no direct commodity price exposure attributable to these contracts.

In addition, Apache agreed that any gas produced from Apache-operated wells located within the dedication area that is owned by other working interest owners and royalty owners is dedicated to us, so long as Apache has the right to market such gas. The agreements are effective for primary terms beginning on July 1, 2018 and ending March 31, 2032. The primary term will automatically extend for two five-year periods unless Apache provides at least nine months’ prior written notice of its election not to extend the primary term. The covenants under the agreements are intended to run with the land and will be binding on any transferee of the interests within the dedicated area.

Construction, Operations and Maintenance Agreement

In connection with the closing of our initial business combination, we entered into the Construction, Operations and Maintenance Agreement (the “COMA”) with Apache, pursuant to which Apache provides certain services related to the design, development, construction, operation, management, and maintenance of our assets, on our behalf. We do not have any employees and, pursuant to the COMA, rely on Apache’s employees for the conduct of our business and operations.

Under the COMA, we paid or will pay fees to Apache of (i) $3.0 million from November 9, 2018 through December 31, 2019, (ii) $5.0 million for the period of January 1, 2020 through December 31, 2020, (iii) $7.0 million for the period of January 1, 2021 through December 31, 2021, and (iv) $9.0 million annually thereafter, adjusted based on actual internal overhead and general and administrative costs incurred, until terminated. In addition, Apache may be reimbursed for certain internal costs and third-party costs incurred in connection with its role as service provider under the COMA.

The COMA will continue to be effective until terminated (i) upon the mutual consent of Apache and us, (ii) by either of Apache or us, at our respective options, upon 30 days’ prior written notice in the event Apache or an affiliate of Apache no longer owns a direct or indirect interest in at least 50% of our voting or other equity securities, or (iii) by us if Apache fails to perform any of its covenants or obligations due to willful misconduct of certain key personnel specified in the COMA and such failure has a material adverse financial impact on us. If the COMA is terminated by Apache or us, then we will be required to attract and hire employees to perform the services currently performed by Apache’s employees under the COMA or otherwise contract with third parties for the provision of such services.

During the period beginning on January 1, 2019 and ending on December 31, 2019, we paid Apache an aggregate of $2,627,737.22 for the services provided under the COMA.

Stockholders Agreement

In connection with the closing of our initial business combination, we entered into the Stockholders Agreement with Apache Midstream and Kayne Anderson Sponsor to set forth certain corporate governance rights of Apache Midstream and Kayne Anderson Sponsor. For a description of the Stockholders Agreement, please see the General Information section above.

Lease Agreement

In connection with the closing of our initial business combination, we entered into an operating lease agreement with Apache, relating to the use of certain office buildings and warehouse and storage facilities located in Reeves County, Texas (the “Lease Agreement”). Under the terms of the Lease Agreement, we will pay to Apache on a monthly basis the sum of (i) a base rental charge of $44,500 and (ii) an amount based on Apache’s estimate of the annual costs it incurs in connection with the ownership, operation, repair, and/or maintenance of the facilities. Unpaid amounts accrue interest until settled. The initial term of the Lease Agreement is four years and may be extended by us for three additional, consecutive periods of twenty-four months.

Information About Our Executive Officers

The following individuals currently serve as executive officers of the Company:

Name	Position
Clay Bretches	Chief Executive Officer and President
Ben C. Rodgers	Chief Financial Officer and Treasurer
Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer and Controller
P. Anthony Lannie	Executive Vice President and General Counsel

Biographical information for each of Messrs. Bretches and Rodgers is set forth above under the Nominees for Election as Directors section.

Rebecca A. Hoyt, 55, has served as our Senior Vice President, Chief Accounting Officer, and Controller since November 9, 2018, immediately following consummation of our initial business combination. Ms. Hoyt has also served as Senior Vice President, Chief Accounting Officer, and Controller of Apache since August 2014. Ms. Hoyt joined Apache in 1993, earning positions of increasing responsibility including being named Assistant Controller in 2003, Vice President and Controller in 2006, and Chief Accounting Officer in 2010. Previously, Ms. Hoyt was an audit manager with Arthur Andersen LLP, an independent public accounting firm, from 1992 to 1993. She holds a bachelor’s degree in accounting from the University of Houston.

P. Anthony Lannie, 66, has served as our Executive Vice President and General Counsel since November 9, 2018, immediately following consummation of our initial business combination. Mr. Lannie has also served as Executive Vice President and General Counsel of Apache since August 2009 and was interim Chief Financial Officer from October 9, 2014 through March 2, 2015. Mr. Lannie served as Senior Vice President and General Counsel of Apache since May 2004 and Vice President and General Counsel since March 2003. Prior to joining Apache, he was President of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and President of Coral Energy Canada in 1999. Mr. Lannie was Senior Vice President and General Counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998. Mr. Lannie earned his undergraduate and law degrees from Vanderbilt University.

EXECUTIVE COMPENSATION

Executive Compensation Overview

We are managed by Apache, and all of our executive officers are employees of Apache and perform responsibilities for Apache and its affiliates that are unrelated to our business. Because our executive officers are employed by Apache, compensation of our executive officers will be set and paid by Apache under its compensation programs.

While Apache is not party to any employment agreements with any of our executive officers, in connection with the closing of our initial business combination, we entered into the COMA with Apache, pursuant to which, among other matters:

•	Apache makes available to us the services of the Apache employees who act as our executive officers;

•

we reimburse Apache for the costs associated with the salary, benefits, and other compensation of those Apache employees who allocate substantially all or a proportional part of their time to the management and operation of our business and assets; and

•

we pay Apache an escalating annual fee to cover the services provided to us by Apache’s employees who provide services to or on behalf of us, as described under Proposal 1. Election of Directors — Certain Business Relationships and Transactions above, which includes an allocation of overhead costs, including an allocation of salary, benefits, and all other forms of compensation of Apache’s employees who are not included in the reimbursement described in the bullet point above.

Except with respect to any awards that may be granted from time to time under our 2019 Plan and our Restricted Stock Units Plan, our executive officers will not receive any additional compensation directly from us for the services they provide to us.

Once Apache has established the total amount to be paid or awarded to an executive officer regarding services rendered to both the Company and Apache, such total amount is multiplied by a percentage (an “Allocation Percentage”) based on a periodic, good-faith estimate made by Apache’s management of the amount of time that each executive officer devoted to the business of the Company relative to the total time that he or she devoted to the businesses of the Company and Apache. The results of such calculations are presented in this proxy as the executive officers’ compensation, even though the escalating annual fee described above includes the compensation of our executive officers and is less than the total compensation described below. During the fiscal year ended December 31, 2019, the costs associated with the salary, benefits, and other compensation of our Chief Executive Officer and Chief Financial Officer were included in the escalating annual fee and were not separately reimbursed to Apache.

Named Executive Officers

Our “named executive officers” (the “NEOs”) for 2019 were only those two individuals who served as our Chief Executive Officer and the one other individual who served as an executive officer of the Company during 2019 with compensation (calculated using the Allocation Percentage described above) in excess of $100,000. Therefore, our NEOs for 2019 were:

•	Clay Bretches, who has served as our Chief Executive Officer and President since January 16, 2019;

•	Brian W. Freed, who served as our Chief Executive Officer and President until January 15, 2019; and

•	Ben C. Rodgers, who has served as our Chief Financial Officer and Treasurer since November 9, 2018.

The following table sets forth each NEO’s Allocation Percentage for 2019:

NEOs	Allocation Percentage
Clay Bretches	100%
Brian W. Freed	10%
Ben C. Rodgers	50%

NEO Compensation Program and Objectives

Given that our NEOs are compensated by Apache under the terms of the COMA as described above, the compensation program and objectives for our NEOs are generally consistent with those for Apache’s named executive officers. The following material elements of Apache’s compensation program are based on information provided to the Company by Apache and do not purport to be a complete discussion and analysis of Apache’s compensation objectives, programs, or practices. For a more complete analysis of the compensation programs at Apache, please review the Compensation Discussion and Analysis section in Apache’s proxy statement for its 2020 annual meeting of shareholders, which is expected to be filed with the SEC on or about April 3, 2020.

The elements of compensation discussed below and Apache’s decisions with respect to the amounts paid or awarded to the Company’s NEOs are not subject to approval by our Board or our Compensation Committee.

The compensation program primarily includes the following elements:

•	Base salaries are established to recruit and retain executive talent with experience in oil and gas companies operating in the United States, with a target at peer median and reviewed annually.

•

Annual incentive compensation is designed to motivate and reward NEOs to create long-term value by achieving key business objectives, with achievement measured against pre-determined corporate objectives established at the beginning of each year.

•

Long-term incentive compensation aligns the long-term interests of NEOs with the long-term interests of stockholders, with awards based on performance shares and restricted stock units (“RSUs”) incorporating relative and absolute metrics, to provide a balanced assessment of long-term performance.

NEOs also receive health, welfare, retirement, and similar benefits applicable to other employees of Apache.

Summary Compensation Table

The table below summarizes the compensation for the NEOs for all services rendered to the Company and its subsidiaries during fiscal year 2019. As none of our executive officers were compensated for their services to the Company during fiscal year 2018, no compensation information is provided for such fiscal year. As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache.

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(4) ($) (i)	Total ($) (j)
Clay Bretches Chief Executive Officer and President	2019	553,464	—	2,398,406	—	421,000	—	75,767	3,448,638
Brian W. Freed(5) Chief Executive Officer and President	2019	20,844	—	123,912	—	—	—	4,675	149,431
Ben C. Rodgers Chief Financial Officer and Treasurer	2019	200,000	—	464,646	—	105,250	—	33,356	803,253

(1)

The amount for Mr. Freed reflects salary compensation earned and allocated through January 15, 2019. The amount for Mr. Bretches reflects salary compensation earned and allocated since joining the Company on January 16, 2019.

(2)

These amounts reflect the value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718. The RSU awards were granted pursuant to Apache’s 2016 Omnibus Compensation Plan (“Apache’s 2016 Plan”). The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in Apache’s Annual Report on Form 10-K for the year ended December 31, 2019 (which is not and shall not be deemed to be incorporated by reference herein).

(3)

These amounts are paid under Apache’s incentive compensation plan as described under NEO Compensation Program and Objectives above. The amounts for 2019 represent compensation that was earned in 2019 but paid in early 2020.

(4)	For additional information on All Other Compensation, see the table and footnotes below.
(5)	On January 15, 2019, Mr. Freed resigned as Chief Executive Officer and President of the Company and as a member of the Company’s Board.

All Other Compensation

As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table below reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache.

Name	Year	Company Contributions to Retirement Plans(1) ($)	Company Contributions to Non-Qualified Plans(1) ($)	Life Insurance Premiums(2) ($)	Enhanced Long- Term Disability Coverage & Annual Physicals(3) ($)	Financial Planning Services(4) ($)	Total ($)
Clay Bretches	2019	37,000	18,608	11,409	6,876	1,875	75,767
Brian W. Freed	2019	1,900	2,544	232	—	—	4,675
Ben C. Rodgers	2019	17,900	9,390	2,057	4,009	—	33,356

(1)

Officers, as employees of Apache, participate in two qualified retirement plans. The Apache 401(k) Savings Plan provides a match up to the first eight percent of base pay and incentive bonus, and the Apache Money Purchase Retirement Plan provides an annual six percent contribution by Apache. Additionally, officers can elect to participate in the Apache Non-Qualified Retirement/Savings Plan to defer beyond the limits in the Apache 401(k) Savings Plan and continue contributions by Apache, which exceed the limits in the qualified plans.

(2)

Apache provides its U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of universal life insurance policies.

(3)

In addition to the benefits for which all Apache employees are eligible, Apache also covers the cost of a comprehensive annual physical and the full cost of enhanced long-term disability coverage for executive officers.

(4)

For executive officers, Apache makes available the services of a financial counseling service provider. If the officer elects to enroll in such services, Apache pays the costs charged by the service provider.

Outstanding Equity Awards at Fiscal Year-End

The table below provides supplemental information relating to the stock-based awards for each NEO as of December 31, 2019. As described above, because the Company does not directly employ or compensate the NEOs, the amounts specified in the table below reflect the applicable Allocation Percentage applied to the NEOs’ grants of stock-based awards from Apache. None of our NEOs have any outstanding awards under our 2019 Plan.

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares of Units of Stock That Have Not Vested (1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Clay Bretches						7,171	(3)	183,506	11,952	(6)	305,852	(6)
						15,000	(4)	383,850
						10,757	(4)	275,272
						110,063	(5)	314,780
Brian W. Freed(2)	—	—	—	—	—	—		—	—		—
Ben C. Rodgers						2,649	(7)	67,788	8,278	(6)	211,834	(6)
						4,089	(8)	104,625
						2,043	(9)	52,280
						3,974	(10)	101,682
						6,065	(5)	17,344

(1)	Based on the per-share closing price of Apache’s common stock of $25.59 on December 31, 2019, except as described in footnote 5 below.
(2)	Mr. Freed forfeited all outstanding equity awards upon his termination of employment with Apache in 2019 and accordingly had no outstanding equity awards at fiscal year-end.
(3)	Vests ratably on 02/01/2020, 01/15/2021, and 01/15/2022. These units may be paid only in cash.
(4)	Vests ratably on 02/01/2020, 01/15/2021, and 01/15/2022.
(5)	Vests ratably on 02/01/2020, 01/03/2021, and 01/03/2022. These units are based on the per-share closing price of Altus’ Class A Common Stock of $2.86 on 12/31/2019 and may be paid only in cash.
(6)

Amount that vests will be based on the Apache’s TSR and business performance from 01/01/2019 — 12/31/2021; no payout unless vesting occurs. If achievement warrants, 50% of the adjusted RSUs vest upon certification of the performance results and 50% of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2019, one-year results would have resulted in a 54% payout under Apache’s 2019 Performance Share Program had it vested; therefore, the value and amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.

(7)	Vests ratably on 02/01/2020, 01/03/2021, and 01/03/2022. These units may be paid only in cash.
(8)	Vests on 12/11/2021.
(9)	Vests ratably on 05/23/2020 and 05/23/2021.
(10)	Vests ratably on 02/01/2020, 01/03/2021, and 01/03/2022.

Director Compensation

The table below summarizes the compensation paid by the Company to our directors who are not officers, employees, or appointees of Apache or Kayne Anderson Sponsor (our “non-employee directors”) for the fiscal year ended December 31, 2019.

Name(1) (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mark Borer	79,973	100,000	—	—	—	—	179,973
C. Doug Johnson	79,973	100,000	—	—	—	—	179,973
D. Mark Leland	79,973	100,000	—	—	—	—	179,973

(1)

Officers, employees, or appointees of Apache or Kayne Anderson Sponsor who also serve as members of our Board do not receive additional compensation for the services they provide as members of our Board.

(2)

Includes $70,000 for the annual cash retainer for services provided as members of our Board in fiscal year 2019 and $9,973 for the prorated annual cash retainer for services provided in fiscal year 2018, which was paid in January 2019.

(3)

Grant date fair value, as computed in accordance with FASB ASC Topic 718, of RSUs granted during 2019 to each non-employee director based on the per-share closing price of the Company’s Class A Common Stock on the date of grant.

During fiscal year 2019, our non-employee director compensation program consisted of the following:

•	an annual cash retainer of $70,000; and

•	an annual equity-based retainer of $100,000.

Non-employee directors also receive reimbursement for out-of-pocket expenses they incur in connection with attending meetings of our Board or its committees. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

General Information

The Audit Committee has exclusive authority with respect to the appointment, compensation, retention, and oversight of the independent auditor employed by the Company. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit, and (iii) considers whether the accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm (the “independent auditor”), to audit the Company’s financial statements for fiscal year 2020. EY served as the Company’s independent auditor for fiscal year 2019 and reported on the Company’s consolidated financial statements for that year. EY has served as the Company’s independent auditor since 2018. The Board believes that the continued retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking its stockholders to ratify such appointment.

Representatives of EY will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding the Company’s business.

Although stockholder ratification is not required, the appointment of EY as the Company’s independent auditor for fiscal year 2020 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of EY into consideration in future deliberations. If EY’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate EY’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

Information Regarding Prior Independent Auditor

On December 17, 2018, the Board, upon the recommendation of the Audit Committee, unanimously resolved (i) to dismiss WithumSmith+Brown, PC (“Withum”) as the Company’s independent auditor and (ii) to engage EY to serve as the Company’s independent auditor for the fiscal year ending December 31, 2018. This decision followed the consummation of the Company’s initial business combination on November 9, 2018.

The audit report of Withum on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from January 1 through December 19, 2018, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with their report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company previously provided Withum with a copy of disclosures consistent with the information above. A letter dated December 19, 2018, from Withum stating its agreement with such statements is listed under Item 9 as Exhibit 16.1 and is incorporated by reference in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2018.

During the period from January 1 through December 19, 2018, the Company did not consult EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Fees Paid for 2019 and 2018

The fees paid to the Company’s independent auditors for 2019 and 2018 were as follows:

Description	2019 ($)	2018 ($)
Audit Fees (1)	1,513,452	680,500
Audit-Related Fees (2)	—	8,000
Tax Fees (3)	—	3,000
All Other Fees	—	—

(1)

Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, the reviews of the Company’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. The Audit Fees for 2019 include EY’s annual audit of the Company’s consolidated financial statements for the 2019 fiscal year, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC. The Audit Fees for 2019 were higher as a result of increased activity associated with the Company’s equity method interests in four pipeline joint ventures, the issuance of preferred units, and long-lived asset impairments. The Audit Fees for 2018 include $585,000 for the engagement of EY’s annual audit of the Company’s consolidated financial statements for the 2018 fiscal year and $95,500 for services provided by Withum for the 2018 fiscal year prior to their dismissal as discussed in the section above.

(2)

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor and do not include amounts reported under Audit Fees. Audit-related services include consultations related to accounting, financial reporting, or disclosure matters not classified as “audit services” and agreed-upon or expanded audit procedures. All Audit-Related Fees in 2018 were associated with services provided by Withum.

(3)

Tax Fees were for professional services related to tax planning and compliance, tax-related and structuring-related consultation, and tax services related to potential acquisitions or dispositions. All Tax Fees in 2018 were associated with services provided by Withum.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY or Withum, as applicable, was compatible with that firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by EY or Withum, as applicable, is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Independent Auditor Services and Fees

To ensure the independence of our independent auditor and to comply with the applicable securities laws, the listing standards of the Nasdaq, and the Audit Committee charter, the Audit Committee has established a policy and related procedures with respect to services that may be performed by the Company’s independent auditor (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that the Company’s independent auditor may not perform any service for the Company, subject to those exceptions that may be permitted by applicable law, unless (i) the service has been pre-approved by the Audit Committee or (ii) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent auditor and a maximum amount of fees for each category. The Audit Committee reassesses these service categories and the associated maximum fee limits annually. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. The Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. The Audit Committee grants pre-approval, subject to fee limits, for services that fall within the “All Other Fees” category on an engagement-by-engagement basis.

The Audit Committee has delegated to the chair of the Audit Committee its pre-approval responsibilities. The chair has the authority to approve interim requests to pre-approve services and maximum fee limits, provided that the chair informs the Audit Committee of any such decisions at the Audit Committee’s next scheduled meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2020.

PROPOSAL 3. APPROVAL OF THE SHARE ISSUANCE PROPOSAL

General Information

The Company’s Class A Common Stock is listed on the Nasdaq, and we are subject to the Nasdaq listing rules. Nasdaq Marketplace Rule 5635(d) (the “Nasdaq 20% Rule”) requires stockholder approval prior to the issuance of securities in connection with transactions, other than public offerings, where the common stock to be issued equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. In accordance with the Nasdaq 20% Rule, the Company’s stockholders are being asked to approve the issuance of a number of shares of the Company’s Class A Common Stock upon the potential exchange of certain preferred units issued by one of our subsidiaries, which, if exercised, may result in the issuance by the Company of more than 20% of the Company’s outstanding Class A Common Stock. This proposal is referred to as the “Share Issuance Proposal.”

Background

On May 8, 2019, the Company’s subsidiary, Altus Midstream LP, a Delaware limited partnership (the “Partnership”), and the Company entered into a Preferred Unit Purchase Agreement (the “Purchase Agreement”) among the Partnership, the Company, and the purchasers party thereto (the “Purchasers”) to provide for the sale by the Partnership to the Purchasers of $625 million in aggregate issue price of the Partnership’s Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. On June 12, 2019, a total of 625,000 Preferred Units were issued and sold at a price of $1,000 per Preferred Unit (the “Closing”). Pursuant to the Purchase Agreement, the Company agreed to submit this Share Issuance Proposal to obtain stockholder approval of the potential exchange of the Preferred Units into a number of shares of Class A Common Stock.

In connection with the Closing, Apache, the Company, and certain Purchasers of the Preferred Units entered into a voting agreement (the “Voting Agreement”), pursuant to which Apache has agreed to vote all shares of the Company’s common stock over which Apache has beneficial ownership in favor of the Share Issuance Proposal. At the Closing, the partners of the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of Altus Midstream (the “Amended LPA”), which sets forth the terms of the Preferred Units.

Description of the Preferred Unit Exchange Right

The Preferred Units will be exchangeable for shares of the Company’s Class A Common Stock at the option of the Preferred Unit holders after the seventh anniversary of Closing or upon the occurrence of specified events. Each Preferred Unit will be exchangeable for a number of shares of Class A Common Stock equal to the Redemption Price divided by the volume-weighted average trading price of the Class A Common Stock on the Nasdaq for the 20 trading days immediately preceding the second trading day prior to the applicable exchange date, less a 6% discount. The “Redemption Price” is equal to (a) the greater of (i) an 11.5% internal rate of return (increasing to 13.75% after the fifth anniversary of Closing), and (ii) a 1.3x multiple of invested capital plus (b) if applicable, the value of any accrued and unpaid distributions.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve the Share Issuance Proposal, the Company has agreed to submit the terms of the Share Issuance Proposal to the stockholders at the subsequent annual or special meeting. Unless the Share Issuance Proposal is approved, the Preferred Units will not be exchangeable into more than 19.5% of the outstanding voting power of the Company.

We are not seeking stockholder approval to authorize the offering of the Preferred Units, the entry into or the Closing of the transaction, or the execution of the related transaction documents, including the Purchase Agreement, the Voting Agreement, or the Amended LPA, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on the Partnership and the Company. If the Share Issuance Proposal is not approved by our stockholders, it will not negate the existing terms of such documents or any other documents relating to the transaction.

Effect of Stockholder Approval

If the stockholders approve the Share Issuance Proposal, the Preferred Units may be exchanged into a number of shares of Class A Common Stock pursuant to their terms as summarized above. The exchange, if exercised, would result in an increase in the number of shares of Class A Common Stock outstanding and dilution of current equity ownership of the Company held by stockholders who are not also holders of Preferred Units. Such stockholders would have reduced voting power, liquidation value, and book value of the Company and therefore have less ability to influence corporate decisions requiring stockholder approval. Dilution of equity interests would reduce such stockholders’ interests in the Company’s future earnings and could also cause prevailing market prices for our Class A Common Stock to decline.

Because the timing and price may vary at which shares of Class A Common Stock may be issued in exchange for the Preferred Units and because of the number of shares to be issued is dependent upon the share price, the exact magnitude of the dilutive effect of the potential exchange cannot be determined. However, the dilutive effect may be material to current stockholders of the Company.

Additional Information Regarding the Preferred Units

The Amended LPA provides the terms of the Preferred Units, including the distribution rate, redemption rights, and rights to exchange the Preferred Units for shares of the Company’s Class A Common Stock, as well as rights of holders of the Preferred Units to approve certain Partnership business and financial and governance-related matters.

The material terms of the Preferred Units, including copies of the Purchase Agreement and the Amended LPA, can be found in the Company’s Current Reports on Form 8-K filed with the SEC on May 13, 2019 and June 14, 2019.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

FUTURE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.

Proposals for Inclusion in Next Year’s Proxy Statement

The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.

•	When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before December [10], 2020.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting

Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.

•

When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on January 21, 2021 and no later than the close of business on February 20, 2021.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

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What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above.

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Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.

STOCKHOLDERS WITH THE SAME LAST NAME AND ADDRESS

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Altus stockholders who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding

Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-800-542-1061. You can also request information about householding from your broker or bank.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you or if you would like to opt out of householding for future mailings, please send your written request to American Stock Transfer & Trust Company, LLC, ATTN: AST Mail Services, 6201 15th Avenue, Brooklyn, New York 11219 or call 718-921-8124.

SOLICITATION OF PROXIES

This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. Some information contained in this proxy statement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this proxy statement. In other words, in the case of a conflict or inconsistency between information set forth in this proxy statement and information that we file later and incorporate by reference into this proxy statement, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this proxy statement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the annual meeting and after the date of this proxy statement (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2019;

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our Current Reports on Form 8-K filed on April 12, 2019, May 13, 2019, May 31, 2019 (two reports), June 14, 2019, July 31, 2019 (as amended), August 14, 2019, September 16, 2019, December 20, 2019, February 4, 2020, and February 11, 2020; and

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the description of our Class A Common Stock set forth in our registration statement on Form 8-A filed on March 29, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may request a copy of the above filings and any future filings that are incorporated by reference into this proxy statement, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Altus Midstream Company

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, TX 77056-4400

(713) 296-6000

By order of the Board of Directors

Rajesh Sharma CORPORATE SECRETARY Altus Midstream Company

NOTE: Stockholders are requested to promptly vote their shares using one of the methods explained on pages 2 and 3 of this proxy statement.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT — MAY 21, 2020

ALTUS MIDSTREAM COMPANY

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

713.296.6000

www.altusmidstream.com